Exhibit 99.1

Sourcefire Announces Fourth Quarter & Full Year 2010 Results

COLUMBIA, Md.--(BUSINESS WIRE)--February 23, 2011--Sourcefire, Inc. (Nasdaq:FIRE)

Fourth Quarter 2010:

  Revenue: $38.0 million, an increase of 8% year-over-year
  GAAP Net Income: $4.4 million, or $0.15 per diluted share
  Adjusted Net Income: $5.0 million, or $0.17 per diluted share

Full Year 2010:

  Revenue: $130.6 million, an increase of 26% year-over-year
  GAAP Net Income: $20.0 million, or $0.69 per diluted share
  Adjusted Net Income: $15.4 million, or $0.53 per diluted share

Sourcefire, Inc. (Nasdaq:FIRE), the creator of Snort® and a leader in intelligent cybersecurity solutions, today announced financial results for its fiscal fourth quarter and full year ended December 31, 2010.

"2010 was another strong year for Sourcefire. We grew revenue 26 percent driven by significant gains in both our Commercial and International businesses, as well as an increase in the contribution from our partner channels," said John Burris, CEO of Sourcefire. "We look forward to 2011 and the roll out of our expanded security platform including our Next Generation Firewall and our endpoint control solution, Immunet. These solutions are complementary with our industry leading IPS, providing our customers with better protection and significantly expanding our addressable market."

Financial Summary

  Total Revenues - Revenues for 4Q10 were $38.0 million compared to $35.3 million in 4Q09, an increase of 8%. Revenues for the twelve months ended December 31, 2010 were $130.6 million compared to $103.5 million for 2009, an increase of 26%.
  GAAP Net Income - Net income was $4.4 million for 4Q10, or $0.15 per diluted share, on the basis of generally accepted accounting principles (GAAP), compared with GAAP net income of $6.7 million, or $0.23 per diluted share, in 4Q09.

  GAAP net income for the twelve months ended December 31, 2010 was $20.0 million, or $0.69 per diluted share, compared with GAAP net income of $8.9 million, or $0.32 per diluted share, for 2009.
  Adjusted Net Income - Adjusted net income for 4Q10, which excludes stock-based compensation expense and costs related to the Immunet acquisition and includes an assumed tax rate of 35%, was $5.0 million, or $0.17 per diluted share. This compares to adjusted net income in 4Q09, which excludes stock-based compensation expense and includes an assumed tax rate of 35%, of $5.6 million, or $0.19 per diluted share. Adjusted net income for the twelve months ended December 31, 2010, which excludes stock-based compensation expense, costs related to the Immunet acquisition and the benefit from the release of the valuation allowance on the Company’s deferred tax asset and includes an assumed tax rate of 35%, was $15.4 million, or $0.53 per diluted share. This compares to adjusted net income for 2009, which excludes stock-based compensation expense and includes an assumed tax rate of 35%, of $10.0 million, or $0.36 per diluted share.
  Balance Sheet - As of December 31, 2010, the Company's cash, cash equivalents and investments totaled $153.7 million.

Recent Company Highlights

Global Expansion & Channel Development

  Increased channel-influenced revenue worldwide to 39%, up from 23% in 2009.
  Increased 2010 international revenues to $32.8 million, up 38% over 2009.
  Increased 2010 U.S. commercial revenues to $65.0 million, up 31% over 2009.
  Increased 2010 U.S. federal sector revenues to $32.8 million, up 9% over 2009.

Innovation & Recognition

  Acquired Immunet, a leading provider of advanced cloud-based anti-malware technologies. The acquisition expands Sourcefire's security solutions portfolio - adding an advanced cloud platform for delivery of malware protection - and extends the Company's real-time detection and prevention leadership to the cloud.
  Positioned as a Leader in the Gartner, Inc. “Magic Quadrant for Network Intrusion Prevention Systems.”
  Announced plans for expansion into the Next- Generation Firewall (NGFW) market and introduced three new Defense Center Awareness Bundles for Next-Generation Intrusion Prevention System (NGIPS). The combined solutions will provide organizations comprehensive threat protection - securing the perimeter, data center and cloud.
  Sourcefire Intrusion Prevention System (IPS) achieved Common Criteria certification, verifying its ability to address the stringent security requirements of the Federal Government.
  Selected for the fourth consecutive year to the Deloitte Technology Fast 500. The Deloitte Fast 500 program lists the fastest growing technology, media, telecommunications, life sciences and clean technology companies in North America based on their percentage revenue growth over a five-year period.

First Quarter 2011 Outlook

Based on information as of February 23, 2011, Sourcefire expects revenue for the first quarter of 2011 in the range of $28.7 million to $30.7 million, net loss per share in the range of ($0.02) to ($0.04) and, on an adjusted basis, net income per diluted share in the range of $0.01 to $0.03. Sourcefire's expectation of adjusted net income per share excludes stock-based compensation expense of $3.1 million to $3.3 million and amortization of acquired intangible assets and acquisition-related costs of approximately $1.1 million and includes an assumed 35% tax rate.

Non-GAAP Measures

Adjusted Net Income, Adjusted Net Income per Share, Adjusted Income from Operations and Adjusted Income from Operations as a Percentage of Revenue: In evaluating the operating performance of its business, Sourcefire's management excludes certain charges and credits that are required by GAAP. These non-GAAP results provide useful information to both management and investors by excluding (i) stock-based compensation, which does not involve the expenditure of cash, and (ii) items that Sourcefire believes may not be indicative of the Company's operating performance, because either they are unusual and Sourcefire does not expect them to recur in the ordinary course of its business or they are unrelated to the ongoing operation of the business in the ordinary course. For all of 2011 the Company expects that non-GAAP results will continue to be adjusted to reflect the effect of an assumed tax rate of 35%. Sourcefire believes this adjustment provides useful information to both management and investors because it is expected to normalize and approximate the Company’s full year GAAP tax rate.

Free Cash Flow: Sourcefire defines free cash flow as net cash provided by operating activities minus capital expenditures. The Company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and strengthening the balance sheet.

These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call and Webcast

On Wednesday, February 23, 2011 at 5:00 p.m. Eastern Time, Sourcefire will host a conference call to review these results. A listen-only web cast of the session will be available at http://investor.sourcefire.com. Those wishing to participate in the live session should use the following numbers to dial in:

Calling from the United States or Canada: 888-396-2298

Calling from other countries: 617-847-8708

Pass code: 45372115

An online replay will be available at http://investor.sourcefire.com following the completion of the live call and will remain available for at least 90 days.

About Sourcefire

Sourcefire, Inc. (Nasdaq:FIRE), is a world leader in intelligent cybersecurity solutions. Sourcefire is transforming the way Global 2000 organizations and government agencies manage and minimize network security risks. Sourcefire’s IPS, Real-time Network Awareness and Real-time Adaptive Security solutions equip customers with an efficient and effective layered security defense – protecting network assets before, during and after an attack. Through the years, Sourcefire has been consistently recognized for its innovation and industry leadership by customers, media and industry analysts alike – with more than 50 awards and accolades. Today, the name Sourcefire has grown synonymous with innovation and network security intelligence. For more information about Sourcefire, please visit http://www.sourcefire.com.

SOURCEFIRE®, Sourcefire IPS™, SNORT®, RAZORBACK™, the Sourcefire logo, the Snort and Pig logo, SECURITY FOR THE REAL WORLD™, SOURCEFIRE DEFENSE CENTER®, SOURCEFIRE 3D®, RNA®, RUA®, DAEMONLOGGER™, CLAMAV®, Immunet™ and certain other trademarks and logos are trademarks or registered trademarks of Sourcefire, Inc. in the United States and other countries. Other company, product and service names may be trademarks or service marks of others.

Cautionary Language Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts are "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include expectations regarding financial results for the first quarter of 2011, the Company's future profitability and the Company’s plans for the introduction of new products.

Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Sourcefire, Inc. may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, the fact that the outlook for the first quarter of 2011 could change, and also include, without limitation, those risks and uncertainties described from time to time in the reports filed by Sourcefire, Inc. with the U.S. Securities and Exchange Commission. Sourcefire, Inc. undertakes no obligation to update any forward-looking statements.

Sourcefire, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Revenue:	(unaudited)	(unaudited)	(unaudited)
Products	$23,642	$23,787	$78,436	$62,585
Technical support and professional services	14,327	11,484	52,136	40,880
Total revenue	37,969	35,271	130,572	103,465
Cost of revenue:
Products	5,809	4,911	20,000	15,641
Technical support and professional services	2,051	1,818	6,828	6,379
Total cost of revenue	7,860	6,729	26,828	22,020

Gross profit	30,109	28,542	103,744	81,445

Operating expenses:
Research and development	5,506	5,313	18,789	16,256
Sales and marketing	14,309	11,036	48,735	36,498
General and administrative	4,414	4,322	18,814	16,761
Depreciation and amortization	917	1,181	3,375	3,647
Total operating expenses	25,146	21,852	89,713	73,162

Income from operations	4,963	6,690	14,031	8,283
Other income, net	46	168	125	926
Income before income taxes	5,009	6,858	14,156	9,209
Provision (benefit) for income taxes	605	193	(5,821)	331
Net income	$4,404	$6,665	$19,977	$8,878

Net income per share - basic	$0.16	$0.25	$0.72	$0.34
Net income per share - diluted	$0.15	$0.23	$0.69	$0.32

Weighted average shares outstanding used in computing per share amounts:
Basic	28,065,622	26,973,700	27,670,356	26,458,273
Diluted	29,077,439	28,882,258	28,896,246	27,987,115

Stock-based compensation expense for the three and twelve months ended December 31, 2010 and 2009 is included in the Consolidated Statements of Operations as follows (in thousands):
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cost of revenue (product)	$52	$30	$186	$84
Cost of revenue (services)	105	57	366	171
Stock-based comp expense included in cost of revenue	157	87	552	255

Research and development	370	293	1,418	995
Sales and marketing	976	606	3,589	1,921
General and administrative	965	759	3,790	3,000
Stock-based comp included in operating expenses	2,311	1,658	8,797	5,916
Total stock-based compensation expense	$2,468	$1,745	$9,349	$6,171

Sourcefire, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2010	2009
Assets	(unaudited)	(unaudited)
Cash and cash equivalents	$ 54,410	$ 53,071
Investments	99,309	70,149
Accounts receivable, net	37,250	32,771
Inventory	5,235	4,414
Deferred tax assets	7,717	63
Prepaid expenses and other current assets	3,793	4,365
Property and equipment, net	9,235	7,447
Goodwill	15,135	-
Intangible assets, net	6,830	-
Other long-term assets	2,160	1,887
Total assets	$ 241,074	$ 174,167

Liabilities
Accounts payable and accrued expenses	$ 14,925	$ 10,945
Deferred revenue	46,422	34,177
Other liabilities	13,643	556
Total liabilities	74,990	45,678

Stockholders' Equity
Common stock	27	26
Additional paid-in capital	187,789	170,157
Accumulated deficit	(21,739)	(41,716)
Accumulated other comprehensive income	7	22
Total stockholders' equity	166,084	128,489

Total liabilities and stockholders' equity	$ 241,074	$ 174,167

Sourcefire, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twelve Months Ended December 31,
	2010	2009
	(unaudited)	(unaudited)
Net income	$19,977	$8,878
Adjustments to reconcile net income to net cash provided by operating activities	16,448	11,281
Net cash provided by operating activities	36,425	20,159

Net cash used in investing activities	(43,353)	(11,504)

Net cash provided by financing activities	8,267	4,648
Net increase in cash and cash equivalents	1,339	13,303
Cash and cash equivalents at beginning of period	53,071	39,768
Cash and cash equivalents at end of period	$54,410	$53,071

Sourcefire, Inc.
Reconciliation of Non-GAAP Measures to GAAP
(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of adjusted income from operations:
GAAP income from operations	$4,963	$6,690	$14,031	$8,283
Stock-based compensation expense	2,468	1,745	9,349	6,171
Acquisition-related costs	235	-	235	-
Adjusted income from operations	$7,666	$8,435	$23,615	$14,454
Adjusted income from operations as % of total revenue	20.2%	23.9%	18.1%	14.0%

Reconciliation of adjusted net income:
GAAP net income	$4,404	$6,665	$19,977	$8,878
Stock-based compensation expense	2,468	1,745	9,349	6,171
Release of the valuation allowance	-	-	(7,613)	-
Acquisition-related costs	235	-	235	-
Income tax adjustment*	(2,094)	(2,818)	(6,516)	(5,052)
Adjusted net income**	$5,013	$5,592	$15,432	$9,997

Adjusted net income per share - basic	$0.18	$0.21	$0.56	$0.38
Adjusted net income per share - diluted	$0.17	$0.19	$0.53	$0.36

Weighted average number of shares - basic	28,065,622	26,973,700	27,670,356	26,458,273
Weighted average number of shares - diluted	29,077,439	28,882,258	28,896,246	27,987,115

* Income tax adjustment is used to adjust the GAAP provision for income taxes to a Non-GAAP provision for income taxes utilizing an estimated tax rate of 35%.
**Adjusted net income for the three and twelve months ended December 31, 2009 has been revised to reflect an income tax adjustment in order to conform with the current year presentation.

Reconciliation of net cash provided by operating activities to free cash flow:

	Twelve Months Ended December 31,
	2010	2009
	(unaudited)	(unaudited)
Net cash provided by operating activities	$36,425	$20,159
Purchase of property and equipment	(5,403)	(2,500)
Free cash flow	$31,022	$17,659

Sourcefire, Inc.
Supplemental Operating Data

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Number of deals in excess of $500,000	12	11	36	34
Number of deals in excess of $100,000	82	73	240	195
Number of new 3D customers	120	88	376	275
Number of full-time employees at end of period	351	307	351	307

Revenue Composition by Geography:
United States	72%	80%	75%	77%
International	28%	20%	25%	23%
Total	100%	100%	100%	100%

Revenue Composition by Business Distribution:
Existing customer product revenue	38%	55%	37%	47%
New customer product revenue	24%	13%	23%	14%
Recurring support services revenue	35%	30%	37%	36%
Professional services revenue	3%	2%	3%	3%
Total	100%	100%	100%	100%

CONTACT:
Media Contact:
Welz & Weisel Communications
Tony Welz, 703-218-3555 x226
Principal
tony@w2comm.com
or
Investor Contact:
ICR
Staci Mortenson, 203-682-8273
Senior Vice President
Staci.Mortenson@icrinc.com